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                                                                     EXHIBIT 3.3

                        BINDVIEW DEVELOPMENT CORPORATION
                 ADOPTED ON MAY 15,1998; AMENDED ON MAY 23, 2002

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                                     BYLAWS

                                    ARTICLE I
                                     OFFICES

     SECTION 1.01. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the corporation and the office of its transfer agent or registrar may be located outside the State of Texas.

     SECTION 1.02. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     SECTION 2.01. TIME AND PLACE OF MEETINGS. Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2.02. ANNUAL MEETING. The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting.

     SECTION 2.03. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the board of directors. The board of directors shall determine the date and time of each special meeting of shareholders.

     SECTION 2.04. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder entitled to vote at the meeting within the time prescribed by statute.

     SECTION 2.05. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. After an adjournment, at any reconvened meeting any business may be transacted that might have been transacted if the meeting had been held in accordance with the original notice thereof, provided a quorum shall be present or represented thereat.

     SECTION 2.06. VOTE REQUIRED. With respect to any matter, other than the election of directors, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present, shall decide such matter, unless the matter is one upon which a different vote is required by express provision of the statues, the articles of incorporation or of these bylaws, in which case such express provision shall govern and control the decision of that matter. Unless otherwise required by law or by the articles of incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

     SECTION 2.07. VOTING; PROXIES. Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Any shareholder may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section 2.07.

     SECTION 2.08. ACTION WITHOUT MEETING. As provided in Article XII of the articles of incorporation, the right of shareholders of the corporation to take action by a consent in writing is denied.

                                   ARTICLE III
                                    DIRECTORS

     SECTION 3.01. POWERS. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

     SECTION 3.02. NUMBER, ELECTION AND TERM. The number of directors shall be fixed in the manner provided by, and the directors shall be divided into classes in accordance with, Article IX of the articles of incorporation. The number of directors so fixed shall constitute the total number of directors of the corporation. Directors need not be residents of Texas or shareholders of the corporation.

     SECTION 3.03. VACANCIES. Any vacancy occurring in the board of directors may be filled by a majority of the remaining directors though less than a quorum of the board of directors.
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A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     SECTION 3.04. REMOVAL. A director may not be removed except in accordance with Article IX of the articles of incorporation.

     SECTION 3.05. PLACE OF MEETINGS. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

     SECTION 3.06. REGULAR MEETINGS. The annual meeting of the board of directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of shareholders. However, if a majority of the whole board of directors shall so consent in writing, such regular meeting may be held at such time and place as shall be fixed by such consent, and the secretary shall give notice of such regular meeting, stating such time and place in the manner required by these bylaws.

     SECTION 3.07. NOTICE OF REGULAR MEETINGS. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

     SECTION 3.08. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board of directors or by any two directors. Except as provided in Section 3.07 of these bylaws, notice of each special meeting of the board of directors shall be given to each director at least seventy-two hours before the time of the meeting, by or at the direction of the person or persons calling the meeting to each director. If the person or persons calling the meeting shall instruct the secretary or any assistant secretary to give such notice, then the secretary or such assistant secretary shall promptly do so in the manner required by these bylaws.

     SECTION 3.09. WAIVER AND REQUIREMENTS OF NOTICE. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the articles of incorporation or by these bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 3.10. QUORUM; VOTE REQUIRED. At all meetings of the board of directors, a majority of the directors, determined in accordance with Section
3.02 of these bylaws, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by law, the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.

     SECTION 3.12. COMPENSATION. The board of directors, irrespective or any personal interest of any of its members, shall have the authority to fix the compensation of all directors for services to the corporation as directors, as members of one or more committees of the board of directors, as officers, or otherwise.

                                   ARTICLE IV
                             COMMITTEES OF DIRECTORS

     SECTION 4.01. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     SECTION 4.02 MEETINGS OF AND ACTION BY COMMITTEES. Except as otherwise provided in the resolution pursuant to which a particular committee of the board of directors was designated, (i) meetings of such committee may be held within or without the State of Texas and may be called by any member thereof, (ii) notice of each meeting of such committee stating the time and place of the meeting shall be given not less than forty-eight hours before the time of the meeting, by or at the direction of the person or persons calling the meeting, to each member of such committee, and if the person or persons calling the meeting shall instruct the secretary or any assistant secretary to give such notice, then the secretary or such assistant secretary shall promptly do so in the manner required by these bylaws, (iii) attendance of a director at any meeting of such committee shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the



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meeting is not lawfully called or convened, (iv) neither the business to be transacted at, nor the purpose of, any meeting of such committee need be specified in the notice or waiver of notice of such meeting, (v) at all meetings of such committee, a majority of the number of directors comprising such committee, as fixed by such resolution, shall constitute a quorum for the transaction of business, (vi) the vote of a majority of the members present at a meeting of such committee at which there is a quorum shall be the act of such committee, and (vii) if a quorum shall not be present at any meeting of such committee, a majority of the members present at such meeting may adjourn such meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present. The board of directors, by resolution adopted by a majority of the whole board of directors, may amend or repeal the resolution pursuant to which any committee of the board of directors was designated, may remove any member of any committee, and may fill any vacancy occurring on any committee. Each committee of directors shall keep regular minutes of its proceedings and report the same to the board of directors when requested to do so.

     SECTION 4.03. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of any committee of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of such committee.

                                    ARTICLE V
                                     NOTICES

     SECTION 5.01. FORM OF NOTICE; DELIVERY. Any notice to directors, members of any committee or shareholders shall be in writing and shall be delivered personally or mailed to the directors, members of such committees or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors and members of any committee may also be given by telegram, telex, cablegram, facsimile or other similar transmission.

     SECTION 5.02. WAIVER. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE VI
                                    OFFICERS

     SECTION 6.01. OFFICERS. The board of directors shall elect a president and a secretary, and may elect a chairman of the board, a treasurer, one or more vice presidents, a controller and one or more assistant secretaries and assistant treasurers. The chairman of the board and the president shall be directors of the corporation. Other officers need not be directors, but a vice president who is not a director cannot succeed to or fill the office of president. Any two of the above offices, except those of president and vice president, may be held by the same person.

     SECTION 6.02. COMPENSATION. The salaries of all officers and agents of the corporation shall be fixed by the board of directors. The board of directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the board deems advisable. No officer shall be prevented from receiving a salary by reason of his also being a director.

     SECTION 6.03. TERM; REMOVAL; VACANCIES. The officers of the corporation shall hold office until their successors are elected or appointed by the board of directors and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the board of directors may be removed at any time by the board without cause whenever, it the board's sole judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

     SECTION 6.04. CHAIRMAN OF THE BOARD. If the board of directors shall elect a person to be chairman of the board and shall designate such person to be chief executive officer of the corporation, the chairman of the board shall have the duties set forth in this section. The chairman of the board shall preside at all meetings of the shareholders and at all meetings of the directors. In the absence of the chairman of the board, the president shall so preside. The chairman of the board shall be the chief executive officer of the company, supervising and directing the operations of the business in accordance with the policies determined by the board of directors.

     SECTION 6.05. PRESIDENT. Unless the board of directors shall have elected a chairman of the board of directors and designated such person the chief executive officer of the corporation, the president shall be the chief executive officer of the company, supervising and directing the operations of the business in accordance with the policies determined by the board of directors. If the board of directors shall have elected a person as chairman of the board and designated such person as the chief executive officer of the corporation, the president shall be the chief operating officer of the company and shall be responsible for the general supervision and control of the business and the affairs of the company subject to the directions of the chairman of the board and the board of directors.



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If the board of directors shall have elected a person chairman of the board and shall designate such person the chief executive officer of the company, the president, in the absence or disability of the chairman of the board, shall perform the duties of that office.

     SECTION 6.06. VICE PRESIDENTS. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     SECTION 6.07. SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of shareholders and record all of the proceedings of the meetings of the board of directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary or of the treasurer. The secretary shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     SECTION 6.08. ASSISTANT SECRETARIES. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     SECTION 6.09. TREASURER. The treasurer, if one is elected, shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated from time to time by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render the president and the board of directors, when so directed, an account of all his transactions as treasurer and of the financial condition of the corporation. The treasurer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate. If required by the board of directors, the treasurer shall give the corporation a bond of such type, character and amount as the board of directors may require.

     SECTION 6.10. ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

                                   ARTICLE VII
                        CERTIFICATES REPRESENTING SHARES

     SECTION 7.01. CERTIFICATES. The shares of the corporation shall be represented by certificates signed by the chairman of the board, the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

     SECTION 7.02. FACSIMILE SIGNATURES. The signatures of the chairman of the board, the president or a vice president and the secretary or an assistant secretary upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     SECTION 7.03. LOST CERTIFICATES. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

     SECTION 7.04. TRANSFERS. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the transfer records of the corporation.

     SECTION 7.05. RECORD DATES. The board of directors may fix in advance a date as the record date for the purpose of determining



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shareholders (i) entitled to notice of or to vote at any meeting of shareholders, or, after an adjournment thereof, at any reconvened meeting, (ii) entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend or (iii) for any other proper purpose. Such date in any case shall be not more than sixty days and, in the case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     SECTION 7.06. REGISTERED SHAREHOLDERS. Except as otherwise required by law, the corporation shall be entitled to regard the person in whose name any shares are registered in the share transfer records at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions, share dividends or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares or giving proxies with respect to those shares. Except as otherwise required by law, neither the corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

     SECTION 7.07. LIST OF SHAREHOLDERS. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     SECTION 8.01. DISTRIBUTIONS AND SHARE DIVIDENDS. Subject to the provisions of the articles of incorporation relating thereto, if any, distributions and share dividends may be declared by the board of directors, in its discretion, at any regular or special meeting, pursuant to law. Subject to any provisions of the articles of incorporation, distributions may be made by the transfer of money or other property (except the corporation's own shares or rights to acquire such shares) or by the issuance of indebtedness of the corporation, and share dividends may be paid in the corporation's own authorized but unissued shares or in treasury shares.

     SECTION 8.02. RESERVE FUNDS. Before payment of any distribution or share dividend, there may be set aside out of any funds of the corporation available for distributions or share dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing distributions or share dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 8.03. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     SECTION 8.04. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December.

     SECTION 8.05. SEAL. The corporate seal shall be in such form as may be prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     SECTION 8.06. BOOKS AND RECORDS. The corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its board of directors and each committee of its board of directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class or series of shares issued by the corporation held by each of them.

     SECTION 8.07. INVALID PROVISIONS. If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to



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such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     SECTION 8.08. HEADINGS. The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.

                                   ARTICLE IX
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.02-1 of the Texas Business Corporation Act (the "Article") permits the corporation to indemnify its present and former directors and officers to the extent and under the circumstances set forth therein. In addition, in some instances, indemnification is required by the Article. The corporation hereby elects to and does hereby indemnify all such persons to the fullest extent permitted or required by the Article promptly upon request of any such person making a request for indemnity hereunder. Such obligation to so indemnify and to so make such determinations may be specifically enforced by resort to any court of competent jurisdiction. Further, the corporation shall pay or reimburse the reasonable expenses of such persons covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by the Article and subject to the conditions thereof.

                                    ARTICLE X
                                   AMENDMENTS

     These bylaws may not be altered, amended, or repealed, and new bylaws may not be adopted, otherwise than in accordance with Article X of the articles of incorporation

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